Exhibit 99.1

iRhythm Holdings Announces Second Quarter 2026 Financial Results

SAN FRANCISCO, August 6, 2026 -- iRhythm Holdings, Inc. (NASDAQ: IRTC), a leading digital health care company focused on creating trusted solutions that detect, predict, and prevent disease, today reported financial results for the three months ended June 30, 2026.

Second Quarter 2026 Financial Highlights
•Revenue of $224.2 million, a 20.1% increase compared to second quarter 2025
•Gross margin of 72.8%, a 160-basis point increase compared to second quarter 2025
•Net loss of $0.4 million, a $13.8 million improvement compared to second quarter 2025
•Adjusted EBITDA and adjusted EBITDA margin of $43.3 million and 19.3%, respectively, a $27.6 million and 1090-basis point improvement, respectively, compared to second quarter 2025
•Unrestricted cash, cash equivalents, and marketable securities of $591.3 million as of June 30, 2026
•Increased fiscal year 2026 revenue guidance to $880 million to $890 million and adjusted EBITDA margin guidance to 13.0% to 14.0%

Recent Operational Highlights
•Delivered another strong quarter, demonstrated by robust volume led revenue growth and expanded margins, with continued momentum across cardiology, primary care, innovative channels, and international markets
•Entered into a definitive agreement to acquire Vital Connect, Inc. ("VitalConnect"), a privately held company that offers complementary ambulatory cardiac monitoring technology, for total consideration of approximately $287.5 million. Upon closing, the transaction is expected to immediately expand iRhythm's addressable market and advance its evolution into a broader cardiac monitoring and intelligence platform
•Achieved FDA clearance of our third-generation algorithm, which is expected to reduce clinician review time by approximately 50% over time and drive approximately $100 million of cumulative cost savings over the next five years
•Continued to scale our Predictive Arrhythmia Solutions™ footprint with Desert Oasis Health Care, an affiliate of Heritage Provider Network, supporting earlier identification of patients who may benefit from cardiac evaluation and monitoring through AI-driven predictive analytics
•Recognized by Newsweek in 2026 as one of America’s Greatest Workplaces for Leadership and among the World’s Greenest Companies, reflecting iRhythm’s continued commitment to strong leadership, workplace culture, and sustainability

“Our second quarter results reflect strong execution across the business, with broad-based growth, meaningful margin expansion, and continued progress against our strategic priorities,” said Quentin Blackford, President and Chief Executive Officer of iRhythm. “We are driving adoption across an increasingly diverse set of care settings and channels, including primary care, while continuing to invest in the capabilities that we believe will shape the future of healthcare. We are also thrilled to have entered into a definitive agreement to acquire VitalConnect, a transaction we believe will allow us to serve more patients, while also creating long-term value for clinicians and stockholders.”

Second Quarter 2026 Financial Results
Revenue for the second quarter of 2026 was $224.2 million, up 20.1% from $186.7 million during the same period in 2025. The increase was driven primarily by sustained volume demand across our customer base, reflecting continued strength in our core business and contributions from newer growth channels.

Gross profit for the second quarter of 2026 was $163.2 million, up 22.8% from $132.9 million during the same period in 2025, while gross margin was 72.8%, a 160-basis point improvement compared to second quarter 2025. The increase in gross profit was primarily due to increased volume of Zio services. The increase in gross margin was primarily driven by continued operational efficiencies, product mix, and scale benefits from higher volumes.

Operating expenses for the second quarter of 2026 were $165.7 million, compared to $151.6 million for the same period in 2025. Adjusted operating expenses for the second quarter of 2026 were $145.0 million, compared to $145.2 million during the same period in 2025. The decrease in adjusted operating expenses, period over period, reflects a disciplined approach to investment, as we funded key growth initiatives while thoughtfully managing costs across the broader organization.

Exhibit 99.1

GAAP net loss for the second quarter of 2026 was $0.4 million, or net loss per diluted share of $0.01, compared with GAAP net loss of $14.2 million, or net loss per diluted share of $0.44, for the same period in 2025. Adjusted net income for the second quarter of 2026 was $19.3 million, or net income per diluted share of $0.58, compared with an adjusted net loss of $10.2 million, or net loss per diluted share of $0.32, for the same period in 2025. The improvement was primarily driven by our revenue growth and operating leverage achieved through implementation of efficiency initiatives.

Unrestricted cash, cash equivalents, and marketable securities were $591.3 million as of June 30, 2026.

2026 Annual Guidance
For the full year 2026, iRhythm expects revenue between $880 million and $890 million and adjusted EBITDA margin between 13.0% and 14.0%, reflecting continued volume-led growth, gross margin expansion, and operating leverage while maintaining disciplined investment in innovation and market expansion.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT/4:30 p.m. ET. Interested parties may access a live and archived webcast of the presentation on the “Events & Presentations” section of the company’s investor website at investors.irhythmtech.com.

About iRhythm Holdings, Inc.
iRhythm is a leading digital health care company that creates trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm’s vision is to deliver better data, better insights, and better health for all.

Use of Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted operating expenses and free cash flow. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures may be helpful to investors. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP financial measures as a tool for comparison. See the schedules attached to this press release for additional information and reconciliations of such non-GAAP financial measures. We have not reconciled our adjusted EBITDA margin estimates for full year 2026 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of adjusted EBITDA estimates is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) before income tax provision, depreciation and amortization, interest expense, and interest income and as further adjusted for stock-based compensation expense, changes in fair value of strategic investments, impairment charges, business transformation costs, certain intellectual property litigation expenses, certain corporate litigation settlements (net of expected insurance recoveries), costs related to the cybersecurity incident (net of expected insurance recoveries), and loss on extinguishment of debt. Business transformation costs include costs associated with professional services, employee termination and relocation, third-party merger and acquisition, integration, and other costs to augment and restructure the organization, inclusive of both outsourced and offshore resources.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future actions or operating or financial performance. In particular, these statements include statements

Exhibit 99.1

regarding financial guidance, market opportunity, ability to penetrate the market, expansion into new health programs, international market expansion, anticipated productivity and quality improvements, anticipated demand for our products and expectations for growth, and statements regarding the expected timing and completion of the VitalConnect transaction; the anticipated strategic, commercial, operational and financial benefits of the transaction; the ability to expand into new markets, care settings, customer categories and commercial partnerships; the potential to take advantage of and accelerate VitalConnect's growth, deepen customer relationships and realize cross-selling opportunities; the anticipated effect on long-term value for clinicians and stockholders; our expectation of the transaction’s effect on our ability to serve more patients, future product development, regulatory approvals and commercialization; the success of integration and the retention of key employees; the anticipated growth of the mobile cardiac telemetry category; and the expected impact on revenue growth, adjusted EBITDA and adjusted EBITDA margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q expected to be filed on or about August 6, 2026. Additional important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: the possibility that the acquisition of VitalConnect may not be completed on the anticipated terms or timing; the failure to obtain required regulatory approvals or satisfy other closing conditions; challenges in integrating VitalConnect and realizing anticipated benefits and synergies on the expected timeline or at all; business disruption or diversion of management’s attention; changes in market demand, reimbursement, competition or regulation; product development or regulatory delays; the loss of key VitalConnect employees, customers or partners; and unforeseen liabilities and future expenditures associated with the transaction. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Contact
investors@irhythmtech.com

Media Contact
Kassandra Perry
mediarelations@irhythmtech.com

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$246,679	$236,012
Marketable securities	344,595	347,751
Accounts receivable, net	84,274	75,706
Inventory	22,513	21,634
Prepaid expenses and other current assets	57,893	21,662
Total current assets	755,954	702,765
Property and equipment, net	165,308	151,599
Operating lease right-of-use assets	38,794	41,827
Restricted cash	8,358	8,358
Goodwill	862	862
Long-term strategic investments	73,682	69,913
Other assets	50,468	44,718
Total assets	$1,093,426	$1,020,042
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,411	$2,256
Accrued liabilities	157,570	128,747
Deferred revenue	4,205	4,201
Operating lease liabilities, current portion	16,912	16,686
Total current liabilities	196,098	151,890
Long-term senior convertible notes	651,096	649,504
Other noncurrent liabilities	908	908
Operating lease liabilities, noncurrent portion	59,341	64,994
Total liabilities	907,443	867,296
Stockholders’ equity:
Preferred stock, $0.001 par value – 5,000 shares authorized; none issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value – 100,000 shares authorized; 33,173 shares issued and 32,944 shares outstanding at June 30, 2026, and 32,526 shares issued and 32,297 shares outstanding at December 31, 2025	33	32
Additional paid-in capital	1,028,898	980,757
Accumulated other comprehensive (loss) income	(188)	403
Accumulated deficit	(817,760)	(803,446)
Treasury stock, at cost; 229 shares at June 30, 2026 and December 31, 2025	(25,000)	(25,000)
Total stockholders’ equity	185,983	152,746
Total liabilities and stockholders’ equity	$1,093,426	$1,020,042

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue, net	$224,172	$186,687	$423,562	$345,364
Cost of revenue	60,967	53,830	119,004	103,291
Gross profit	163,205	132,857	304,558	242,073
Operating expenses:
Research and development	19,843	21,012	41,201	42,531
Acquired in-process research and development	299	1,698	595	1,994
Selling, general and administrative	131,655	126,376	267,539	246,333
Litigation settlements	13,950	—	13,950	—
Impairment charges	—	2,479	—	2,479
Total operating expenses	165,747	151,565	323,285	293,337
Loss from operations	(2,542)	(18,708)	(18,727)	(51,264)
Interest and other income, net:
Interest income	4,776	5,321	9,655	10,240
Interest expense	(3,294)	(3,278)	(6,584)	(6,551)
Other income, net	679	2,264	1,842	3,139
Total interest and other income, net	2,161	4,307	4,913	6,828
Loss before income taxes	(381)	(14,401)	(13,814)	(44,436)
Income tax provision (benefit)	—	(183)	500	482
Net loss	$(381)	$(14,218)	$(14,314)	$(44,918)
Net loss per common share, basic and diluted	$(0.01)	$(0.44)	$(0.44)	$(1.41)
Weighted-average shares, basic and diluted	32,895	31,990	32,702	31,791

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA reconciliation*
Net loss, as reported[1]	$(381)	$(14,218)	$(14,314)	$(44,918)
Interest expense	3,294	3,278	6,584	6,551
Interest income	(4,776)	(5,321)	(9,655)	(10,240)
Changes in fair value of strategic investments	(822)	(2,152)	(2,269)	(2,995)
Income tax provision (benefit)	—	(183)	500	482
Depreciation and amortization	5,222	5,105	10,264	10,315
Stock-based compensation	20,039	22,827	41,530	46,171
Impairment charges	—	2,479	—	2,479
Business transformation costs	1,158	925	1,504	1,428
Intellectual property litigation expenses[2]	4,928	2,956	8,617	3,788
Litigation settlements[3]	13,950	—	13,950	—
Cybersecurity incident[4]	686	—	686	—
Adjusted EBITDA	$43,298	$15,696	$57,397	$13,061

Adjusted net income (loss) reconciliation*
Net loss, as reported[1]	$(381)	$(14,218)	$(14,314)	$(44,918)
Impairment charges	—	2,479	—	2,479
Business transformation costs	1,158	925	1,504	1,428
Intellectual property litigation expenses[2]	4,928	2,956	8,617	3,788
Changes in fair value of strategic investments	(822)	(2,152)	(2,269)	(2,995)
Litigation settlements[3]	13,950	—	13,950	—
Cybersecurity incident[4]	686	—	686	—
Tax effect of adjustments[5]	(197)	(214)	(197)	(305)
Adjusted net income (loss)	$19,322	$(10,224)	$7,977	$(40,523)

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information (continued)
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted diluted net income (loss) per share reconciliation*
Net loss, as reported[1]	$(0.01)	$(0.44)	$(0.44)	$(1.41)
Impairment charges	—	0.08	—	0.08
Business transformation costs	0.03	0.03	0.05	0.04
Intellectual property litigation expenses[2]	0.15	0.09	0.26	0.12
Changes in fair value of strategic investments	(0.02)	(0.07)	(0.07)	(0.09)
Litigation settlements[3]	0.42	—	0.42	—
Cybersecurity incident[4]	0.02	—	0.02	—
Tax effect of adjustments[5]	(0.01)	(0.01)	(0.01)	(0.01)
Adjusted diluted net income (loss) per share	$0.58	$(0.32)	$0.23	$(1.27)

Weighted-average shares, basic	32,895	31,990	32,702	31,791
Weighted-average shares, diluted	33,286	31,990	33,370	31,791

Adjusted operating expenses reconciliation*
Operating expenses, as reported	$165,747	$151,565	$323,285	$293,337
Impairment charges	—	(2,479)	—	(2,479)
Business transformation costs	(1,158)	(925)	(1,504)	(1,428)
Intellectual property litigation expenses[2]	(4,928)	(2,956)	(8,617)	(3,788)
Litigation settlements[3]	(13,950)	—	(13,950)	—
Cybersecurity incident[4]	(686)	—	(686)	—
Adjusted operating expenses	$145,025	$145,205	$298,528	$285,642

Free cash flow reconciliation*
Net cash provided by operating activities	$51,080	$27,659	$24,907	$19,768
Less: Purchases of property and equipment	(13,565)	(10,369)	(20,470)	(19,788)
Free cash flow	$37,515	$17,290	$4,437	$(20)

*Certain numbers expressed may not sum due to rounding.
1 Net loss for the three and six months ended June 30, 2026 includes $0.3 million and $0.6 million of acquired in-process research and development expense, and $1.7 million and $2.0 million for the three and six months ended June 30, 2025, respectively.
2 Excludes third-party attorneys' fees and expenses associated with patent litigation brought against the Company by Welch Allyn, Inc. and Bardy Diagnostics, Inc., subsidiaries of Baxter International, Inc.
3 Excludes charges for securities class action litigation settlement, net of expected insurance recoveries.
4 Represents expenses directly related to the Cybersecurity Incident, net of expected insurance recoveries, including investigation and remediation, customer notifications, and professional and consultancy expenses.
5 Income tax impact of Non-GAAP adjustments listed.